UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2012

WELLS CORE OFFICE INCOME REIT, INC.
(Exact name of registrant specified in its charter)

Maryland	000-54248	26-0500668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On December 7, 2012, Wells Core Office Income REIT, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Wells Core REIT - 4650 Lakehurst Court, LLC, a wholly owned subsidiary of Wells Core Office Income Operating Partnership, L.P., our operating partnership, acquired a four-story office building containing approximately 164,600 square feet (the "4650 Lakehurst Court Building") for approximately $25.3 million, exclusive of closing costs and adjustments. The acquisition of the 4650 Lakehurst Court Building was funded with proceeds from a $200.0 million unsecured revolving credit facility and proceeds raised from our ongoing public offering. The 4650 Lakehurst Court Building was built in 1990 and is located on approximately 13.06 acres of land in the Dublin sub-market of Columbus, Ohio. The 4650 Lakehurst Court Building was acquired from BRE/COH OH LLC, a Delaware limited liability company, which is not affiliated with us, Wells Core Office Income REIT Advisory Services, LLC (the “Advisor”), or an affiliate of the Advisor.

The 4650 Lakehurst Court Building is 100% leased to Qwest Communications Company, LLC ("Qwest") through May 31, 2022. The lease is guaranteed by Qwest Communications International, Inc. ("Qwest International"). Qwest International is a wholly owned subsidiary of CenturyLink, Inc., the third largest telecommunications company in the United States. Qwest utilizes the 4650 Lakehurst Court Building for administrative and technology support.

Based on the current condition of the 4650 Lakehurst Court Building, we do not believe it will be necessary to make significant renovations. Our management believes that the 4650 Lakehurst Court Building is adequately insured.

Since the 4650 Lakehurst Court Building is leased to a single tenant on a long-term basis under a net lease that transfers substantially all of the operating costs to the tenant, management believes that the financial condition and results of operations of the guarantor of the lease, Qwest International, is more relevant to investors than financial statements of the property acquired. Qwest International currently files its financial statements in reports filed with the Securities and Exchange Commission (“SEC”), and the following summary financial data regarding Qwest International is taken from its previously filed public reports. For more detailed financial information regarding Qwest International, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Year Ended December 31,
	2011	2010	2009
Consolidated Statements of Income	(in millions)
Total revenues	$11,173	$11,730	$12,311
Income from operations	$1,122	$2,001	$1,975
Net income	$230	$(55)	$662

	As of December 31,
	2011	2010	2009
Consolidated Balance Sheets	(in millions)
Total assets	$31,220	$17,220	$20,380
Long-term debt	$12,179	$10,858	$12,004
Stockholders' equity	$11,276	$(1,655)	$(1,178)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Dated: December 7, 2012	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer

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